UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                         Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CBEYOND, INC.

(Name of Registrant as Specified In Its Charter)

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CBEYOND, INC.

ADDITIONAL MATERIAL FOR

PROXY STATEMENT DATED APRIL 23, 2007

The proxy statement dated April 23, 2007 incorrectly stated that the Board of Directors’ Nominating and Corporate Governance Committee did not meet during 2006. The Nominating and Corporate Governance Committee met twice during 2006. As indicated in the proxy statement, the Board of Directors approved the nominations and recommends a vote for the election of all nominees named in the proxy statement.